EXHIBIT 23(c)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 of DIRECTV (Registration No. 333-163226) of  our reports dated May 24, 2012, appearing in the Annual Reports on Form 11-K of the DIRECTV 401(k) Savings Plan for the one-month period ended December 31, 2011 and for the year ended November 30, 2011.

/s/ Crowe Horwath LLP

Oak Brook, Illinois
August 27, 2012